CMG FUND TRUST
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Exhibit 77C  Matters submitted to a vote of security holders

On October 7, 2003, a Special Meeting of Shareholders of CMG Fund Trust was held to conduct a vote for and against the approval of the Item listed on the Proxy Statement for said meeting. The votes cast at the Meeting were as follows:

PROPOSAL 1. (ALL SERIES)

Election of the following Trustees: Douglas A. Hacker, Janet Langford Kelly, Richard W. Lowry, Charles R. Nelson, John J. Neuhauser, Patrick J. Simpson, Thomas E. Stitzel, Thomas C. Theobald, Anne-Lee Verville, Richard L. Woolworth, William E. Mayer, and Joseph R. Palombo:

Total shares in favor of proposal:              55,945,086               30%
Total shares against or                         131,926                  <1%
abstaining proposal:
TRUSTEES ELECTED


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EXHIBIT 77.H  CHANGES IN CONTROL OF REGISTRANT

SMALL CAP FUND (SERIES #01):

No client had controlling interest in this fund.


INTERNATIONAL STOCK FUND (SERIES #02):

Controlling interest went to record owners, Fleet National Bank FBO Columbia Omnibus R/R and Fleet National Bank FBO Columbia Omnibus C/C, at 40.67% and 25.98%, respectively. No other client holds more than 25% of the fund.


HIGH YIELD FUND (SERIES #03):

No client had controlling interest in this fund.


SHORT TERM BOND FUND (SERIES #04):

No client had controlling interest in this fund.


FIXED INCOME SECURITIES FUND (SERIES #05)

Controlling interest went to record owner Fleet National Bank FBO Columbia Omnibus C/C at 27.78%. No other client holds more than 25% of the fund.


SMALL/MID CAP FUND (SERIES #07)

No client had controlling interest in this fund.


STRATEGIC EQUITY FUND (SERIES #08)

No client had controlling interest in this fund.


CMG ENHANCED S&P 500 INDEX FUND (SERIES #09)

Controlling interest stayed with record owner, Fleet National Bank FBO CMC Omnibus C/C at 75.34%. No other client holds more than 25% of the fund.


CMG MID CAP GROWTH FUND (SERIES #10)

Controlling interest stayed with record owners, Fleet National Bank FBO CMC Omnibus C/C and Fleet National Bank FBO CMC Omnibus C/R, at 59.67% and 27.77%, respectively. No other client holds more than 25% of the fund.


CMG MID CAP VALUE FUND (SERIES #11)

Controlling interest stayed with record owners, Fleet National Bank FBO CMC Omnibus C/C and Fleet National Bank FBO CMC Omnibus C/R at 59.41%, and 29.03%, respectively. No other client holds more than 25% of the fund.

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CMG SMALL CAP GROWTH FUND (SERIES #12)

Controlling interest stayed with record owner, Fleet National Bank FBO CMC Omnibus R/R, at 56.28% and also went to record owner Fleet National Bank FBO CMC Omnibus C/C with 32.34%. No other client holds more than 25% of the fund.


CMG SMALL CAP VALUE FUND (SERIES #13)

Controlling interest stayed with record owner Fleet National Bank FBO CMC Omnibus R/R at 48.69% and also went to record owner Fleet National Bank FBO CMC Omnibus C/C at 33.66%. No other client holds more than 25% of the fund.


CMG LARGE CAP GROWTH FUND (SERIES #14)

Controlling interest went to record owners Fleet National Bank FBO CMC Omnibus C/C and Fleet National Bank FBO CMC Omnibus C/R at 58.15% and 26.03%, respectively.

CMG LARGE CAP VALUE FUND (SERIES #15)

Controlling interest went to record owner Fleet National Bank FBO CMC Omnibus C/C at 61.98%.
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EXHIBIT 77.Q1  Amendments to Restated Declaration of Trust

                              CMG FUND TRUST

                                 AMENDMENT NO. 9
                                    TO
                          RESTATED DECLARATION OF TRUST

         The undersigned officer of CMG Fund Trust (the "Trust") certifies that the following amendment to the Restated Declaration of Trust dated October 13, 1993 of the Trust was duly adopted by the Trustees of the Trust effective October 7, 2003.

         1. Section 3.06 is amended to add a new Section 3.06.- 24 to read in its entirety as follows:

                  "3.06-24 The number of Trustees shall be twelve unless that number is changed by resolution adopted by a majority of Trustees."

                  The names and addresses of the Trustees are as follows:

         Name                                   Address

Douglas A. Hacker                               Box 66100
                                                Chicago, IL 60666


Janet Langford Kelly                            One Kellogg Square
                                                Battle Creek, MI 49016


Richard W. Lowry                                0701 Charleston Dr.
                                                Vero Beach, FL 32963

William E. Mayer                                399 Park Avenue, Suite 3204
                                                New York, NY 10022

Charles R. Nelson                               Department of Economics
                                                University of Washington
                                                Seattle, WA 98195


John J. Neuhauser                               84 College Road
                                                Chestnut Hill, MA 02467-3838

Joseph R. Palombo
                                                One Financial Center
                                                Boston, MA 02111

Patrick J. Simpson                              1211 S.W. 5th Avenue, Suite 1500
                                                Portland, OR 97204

Thomas E. Stitzel                               2208 Tawny Woods Pl.
                                                Boise, ID 83706

Thomas C. Theobald                              27 West Monroe Street,
                                                Suite 3500
                                                Chicago, IL 60606
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Anne-Lee Verville                               359 Stickney Hill Road
                                                Hopkinton, NH 03229

Richard L. Woolworth                            100 S.W. Market Street,
                                                #1500
                                                Portland, OR 97207



Dated:       October 7, 2003


                                                /s/ MARK A. WENTZIEN
                                                ------------------------
                                                Mark A. Wentzien
                                                Secretary




                              CMG FUND TRUST

                                 AMENDMENT NO. 8
                                    TO
                          RESTATED DECLARATION OF TRUST


         The undersigned officer of CMG Fund Trust (the "Trust") certifies that the following amendment to the Restated Declaration of Trust dated October 13, 1993 of the Trust was duly adopted by the Trustees of the Trust effective May 5, 2003.

         Section 1.01 of Article I is amended so that the Trust shall be known as "CMG Fund Trust," and the Trustees shall conduct the business of the Trust under that name or any other name they choose. The registered agent for the Trust in Oregon is Jeff B. Curtis, 1300 S.W. Sixth Avenue, P.O. Box 1350, Portland, Oregon 97207, or any other person designated by the Trustees.

         1. Sections 3.06-3-9 and 3.06-11-23 are amended as follows:

                  "3.06-3 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the first Series to be designated as follows: CMG Small Cap Fund."

                  "3.06-4 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the second Series to be designated as follows: CMG International Stock Fund."

                  "3.06-5 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the third Series to be designated as follows: CMG High Yield Fund."

                  "3.06-6 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the fourth Series to be designated as follows: CMG Short Term Bond Fund."

                  "3.06-7 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the fifth Series to be designated as follows: CMG International Bond Fund."

                  "3.06-8 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the sixth Series to be designated as follows: CMG Fixed Income Securities Fund."

                  "3.06-9 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the seventh Series to be designated as follows: CMG Small/Mid Cap Fund."

                  "3.06-11 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the eighth Series to be designated as follows: CMG
                  Strategic Equity Fund."

                  "3.06-12 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the ninth Series to be designated as follows: CMG Enhanced S&P 500 Index Fund."

                  "3.06-13 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the tenth Series to be designated as follows: CMG Large Cap Growth Fund."

                  "3.06-14 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the eleventh Series to be designated as follows: CMG Large Cap Value Fund."

                  "3.06-15 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the twelfth Series to be designated as follows: CMG Mid Cap Growth Fund."

                  "3.06-16 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the thirteenth Series to be designated as follows: CMG Mid Cap Value Fund."

                  "3.06-17 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the fourteenth Series to be designated as follows: CMG Small Cap Growth Fund."

                  "3.06-18 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the fifteenth Series to be designated as follows: CMG Small Cap Value Fund."

                  "3.06-19 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the sixteenth Series to be designated as follows: CMG Emerging Markets Equity Fund."

                  "3.06-20 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the seventeenth Series to be designated as follows: CMG Core Plus Bond Fund."

                  "3.06-21 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the eighteenth Series to be designated as follows: CMG Government Bond Fund."

                  "3.06-22 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the nineteenth Series to be designated as follows: CMG Corporate Bond Fund."

                  "3.06-23 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the twentieth Series to be designated as follows: CMG Mortgage and Asset-Backed Securities Fund."


Dated:     April 1, 2003


                                                /s/ JEFF B. CURTIS
                                                ------------------------
                                                Jeff B. Curtis
                                                President




                              CMC FUND TRUST

                                 AMENDMENT NO. 7
                                    TO
                          RESTATED DECLARATION OF TRUST


         The undersigned officer of CMC Fund Trust (the "Trust") certifies that the following amendment to the Restated Declaration of Trust dated October 13, 1993 of the Trust was duly adopted by the Trustees of the Trust effective January 29, 2003.

         1. Section 3.06 is amended to add new Sections 3.06.6-12-23 to read in its entirety as follows:

                  "3.06-12 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the ninth Series to be designated as follows: CMC Enhanced S&P 500 Index Fund."

                  "3.06-13 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the tenth Series to be designated as follows: CMC Large Cap Growth Fund."

                  "3.06-14 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the eleventh Series to be designated as follows: CMC Large Cap Value Fund."

                  "3.06-15 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the twelfth Series to be designated as follows: CMC Mid Cap Growth Fund."

                  "3.06-16 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the thirteenth Series to be designated as follows: CMC Mid Cap Value Fund."

                  "3.06-17 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the fourteenth Series to be designated as follows: CMC Small Cap Growth Fund."

                  "3.06-18 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the fifteenth Series to be designated as follows: CMC Small Cap Value Fund."

                  "3.06-19 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the sixteenth Series to be designated as follows: CMC Emerging Markets Equity Fund."

                  "3.06-20 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the seventeenth Series to be designated as follows: CMC Core Plus Bond Fund."

                  "3.06-21 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the eighteenth Series to be designated as follows: CMC Government Bond Fund."

                  "3.06-22 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the nineteenth Series to be designated as follows: CMC Corporate Bond Fund."

                  "3.06-23 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the trustees authorize the establishment of the twentieth Series to be designated as follows: CMC Mortgage and Asset-Backed Securities Fund."


Dated:     January 29, 2003


                                                /s/ JEFF B. CURTIS
                                                ------------------------
                                                Jeff B. Curtis
                                                President